                                     FORM OF
                             SUB-ADVISORY AGREEMENT

   THIS AGREEMENT is made and entered into as of this 3rd day of February, 2003, between  SECURITY  MANAGEMENT  COMPANY,  LLC (the  "Adviser"),  a Kansas limited liability  company,  registered  under the  Investment  Advisers Act of 1940, as amended (the "Investment Advisers Act") and MAINSTREAM INVESTMENT ADVISERS,  LLC
(the "Subadviser"),  a Kentucky limited liability company,  registered under the
Investment Advisers Act.

                                   WITNESSETH:

   WHEREAS,  SBL Fund and Security Equity Fund,  Kansas  corporations,  are each registered  with the Securities and Exchange  Commission (the  "Commission")  as
open-end  management  investment  companies under the Investment  Company Act of
1940, as amended (the "Investment Company Act");

   WHEREAS,  SBL Fund is  authorized  to issue  shares of  Series Z, a  separate series of SBL Fund,  and Security  Equity Fund is  authorized to issue shares of
Alpha  Opportunity  Series,  a separate series of Security Equity Fund (Series Z and Alpha Opportunity Series are referred to herein individually as a "Fund" and collectively as the "Funds");

   WHEREAS,  each of the Funds has,  pursuant to an Advisory  Agreement with the
Adviser (the  "Advisory  Agreement"),  retained the Adviser to act as investment adviser for and to manage its assets;

   WHEREAS,  the Advisory  Agreements  permit the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the Investment Company Act;

   WHEREAS, the Adviser desires to retain the Subadviser as subadviser to act as investment  adviser  for and to manage a portion of each  Fund's  assets and the
Subadviser desires to render such services; and

   WHEREAS,  the  Adviser  shall  have  the sole  discretion  to  determine  the percentage of each Fund's assets to be managed by the Subadviser.

   NOW, THEREFORE,  the Adviser and the Subadviser do mutually agree and promise as follows:

   1.  APPOINTMENT AS  SUBADVISER.  The Adviser hereby retains the Subadviser to act as investment adviser for and to manage assets of the Funds,  subject to the supervision of the Adviser, the Board of Directors of such Fund and the terms of this  Agreement,  and the  Subadviser  hereby accepts such  employment.  In such capacity,  the Subadviser  shall be responsible  for the Investments (as defined herein) of the Funds;  provided  that the  Adviser  reserves  the  authority  to review, modify or reject Subadviser's investment recommendations with respect to the management of the Funds' Investments.

   2.  DUTIES OF SUBADVISER.

       (a)  INVESTMENTS. Subject to the instructions of the Adviser from time to time,  the  Subadviser is hereby  authorized  and directed and hereby agrees, subject to the stated  investment  policies and  restrictions of each Fund as set forth in the Fund's prospectus and statement of additional information as currently  in  effect  and as  supplemented  or  amended  from  time  to time
   (collectively referred to hereinafter as the "Prospectus") to purchase,  hold and sell investments for the account of the Fund (hereinafter  "Investments")
   and to monitor on a continuous  basis the  performance  of such  Investments.
   "Investments" when referred to in this Agreement shall mean those investments included  in the  portion  of each  Fund's  total  assets  that  Adviser  has allocated to Subadviser for  management.  Subject to the  instructions of the
   Adviser from time to time,  the  Subadviser may contract with or consult with such  banks,  other  securities  firms,  brokers  or other  parties,  without additional  expense  to the  Adviser,  as it may deem  appropriate  regarding investment  advice,  research and statistical  data,  clerical  assistance or otherwise.

       (b)  BROKERAGE. The Subadviser is authorized,  subject to the supervision of the Adviser and the respective Fund's Board of Directors, to establish and maintain  accounts  on behalf of each Fund  with,  and place  orders  for the purchase and sale of each Fund's  Investments with or through,  such persons, brokers or dealers as Subadviser may select which may include,  to the extent permitted by the Adviser or the respective Fund's Board of Directors, brokers or dealers affiliated with the Subadviser. The Subadviser is also authorized, subject to the supervision of the Adviser and the respective  Fund's Board of
   Directors  to  negotiate  commissions  to be paid on such  transactions.  The
   Subadviser shall make sales, exchanges,  commitments,  contracts, investments or reinvestments, or take any action which it deems necessary or desirable in connection  with the  Investments,  in  accordance  with its own judgment and
   discretion.   Specifically,  the  Subadviser  shall  have  the  authority  to purchase, sell, sell short, transfer, deal in or otherwise invest in publicly traded common stocks,  convertible bonds, convertible preferred stocks, stock warrants and rights.  The Subadviser agrees that in placing such orders for a
   Fund it shall attempt to obtain best execution, provided that, the Subadviser may,  on behalf of such Fund,  pay  brokerage  commissions  to a broker  that provides  brokerage and research  services to the Subadviser in excess of the amount  another  broker would have  charged for  effecting  the  transaction, provided  (i) the  Subadviser  determines  in good  faith  that the amount is reasonable in relation to the value of the  brokerage  and research  services provided by the executing broker in terms of the particular transaction or in terms of the Subadviser's overall  responsibilities with respect to such Fund and the accounts as to which the Subadviser exercises investment  discretion,
   (ii) such payment is made in compliance  with Section 28(e) of the Securities
   Exchange  Act of  1934,  as  amended,  and  any  other  applicable  laws  and
   regulations,   and  (iii)  in  the  opinion  of  the  Subadviser,  the  total commissions  paid by such Fund will be reasonable in relation to the benefits to the  Fund  over  the  long  term.  In  reaching  such  determination,  the
   Subadviser  will not be  required  to place or  attempt  to place a  specific dollar value on the  brokerage  and/or  research  services  provided or being provided by such broker.  It is recognized that the services provided by such brokers may be useful to the Subadviser in connection  with the  Subadviser's services  to other  clients.  On  occasions  when the  Subadviser  deems  the purchase  or sale of a security  to be in the best  interests  of the Fund as well as other  clients  of the  Subadviser,  the  Subadviser,  to the  extent permitted  by  applicable  laws and  regulations,  may, but shall be under no obligation  to,  aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage  commissions and efficient execution.  In such event,  allocation of securities so sold or purchased, as well  as the  expenses  incurred  in the  transaction,  shall  be made by the
   Subadviser in the manner the  Subadviser  considers to be the most  equitable and consistent  with its fiduciary  obligations to the Fund or Funds involved and to such other clients. The Subadviser shall report on such allocations at the request of the Adviser,  or the  respective  Fund's  Board of  Directors, providing such information as the number of aggregated trades to which a Fund was a party, the broker(s) to whom such trades were directed and the basis of the allocation for the aggregated trades. Subject to the foregoing provisions of this  Subsection 2(b) and at the direction of the Adviser or the Fund, the
   Subadviser  may also  consider  sales of the Funds' shares as a factor in the selection of brokers or dealers for a Fund's portfolio transactions.

       (c)  SECURITIES TRANSACTIONS. The Subadviser and any affiliated person of the Subadviser  shall not purchase  securities or other  instruments  from or sell securities or other  instruments to a Fund  ("Principal  Transactions");
   PROVIDED, HOWEVER, the Subadviser may enter into a Principal Transaction with a Fund if (i) the  transaction  is  permissible  under  applicable  laws  and regulations,  including,  without limitation, the Investment Advisers Act and the rules and regulations promulgated thereunder, and (ii) the transaction or category  of  transactions  receives  the  express  written  approval  of the
   Adviser.

            The Subadviser agrees to observe and comply in all material respects with Rule 17j-1 under the Investment  Company Act and its Code of Ethics,  as
   the same may be amended from time to time. The  Subadviser  agrees to provide the Adviser with a copy of such Code of Ethics.

       (d)  BOOKS AND  RECORDS.  The  Subadviser  shall  maintain  all books and records required to be maintained  pursuant to the Investment Company Act and the rules and  regulations  promulgated  thereunder  solely  with  respect to transactions made by it on behalf of the Funds including, without limitation, the books and records  required by  Subsections  (b)(1),  (5), (6), (7), (9),
   (10) and (11) and Subsection  (f) of Rule 31a-1 under the Investment  Company
   Act and shall timely furnish to the Adviser all  information  relating to the
   Subadviser's  services  hereunder  needed by the  Adviser  to keep such other books and records of the Funds  required  by Rule 31a-1 under the  Investment
   Company Act. The  Subadviser  shall also  preserve all such books and records for the periods  prescribed  in part (e) of Rule 31a-2  under the  Investment
   Company  Act,  and agrees that such books and records  shall  remain the sole property of the respective  Fund and shall be immediately  surrendered to the appropriate Fund upon request.  The Subadviser  further agrees that all books and records  maintained  hereunder  shall be made available to the respective
   Fund or the Adviser at any time upon reasonable request and notice during any business day.

       (e)  INFORMATION CONCERNING INVESTMENTS AND SUBADVISER. From time to time as the Adviser or a Fund may reasonably request, the Subadviser shall furnish the requesting  party reports on transactions and reports on Investments held in the Fund  portfolios,  all in such detail as the Adviser or the applicable
   Fund may reasonably  request.  From time to time as the Adviser or a Fund may reasonably  request,  the  Subadviser  will make  available  its officers and employees  to meet  with  the  Board  of  Directors  of a Fund at the  Fund's principal  place of business on due notice to review the  Investments  of the
   Fund.

            The Subadviser shall also provide such information as is customarily provided by a subadviser  and as may be required for each Fund or the Adviser to comply with their respective obligations under applicable laws, including, without  limitation,  the  Internal  Revenue  Code of 1986,  as amended  (the
   "Code"),  the  Investment  Company  Act,  the  Investment  Advisers  Act, the
   Securities  Act of 1933,  as  amended  (the  "Securities  Act") and any state securities laws, and any rule or regulation thereunder.

            During the term of this Agreement, the Adviser agrees to furnish the
   Subadviser  at  its  principal  office  all  registration  statements,  proxy statements,  reports to  stockholders,  sales  literature or other  materials prepared for  distribution  to  stockholders of each Fund, or the public that refer to the Subadviser for Subadviser's review and approval.  The Subadviser shall be deemed to have  approved all such  materials  unless the  Subadviser reasonably  objects by giving  notice to the  Adviser in writing  within five business days (or such other period as may be mutually  agreed) after receipt thereof. The Subadviser's right to object to such materials is limited to the portions of such  materials  that  expressly  relate to the  Subadviser,  its services  and its  clients.  The  Adviser  agrees to use its best  efforts to ensure that  materials  prepared by its employees or agents or its affiliates that refer to the  Subadviser or its clients in any way are  consistent  with those materials  previously  approved by the Subadviser as referenced in this paragraph.  Sales  literature  may be furnished to the  Sub-Adviser  by first class or overnight mail, facsimile transmission equipment or hand delivery.

       (f)  CUSTODY  ARRANGEMENTS.  The  Subadviser  shall  provide  each Fund's custodian (the "Custodian"),  on each business day,  information  relating to all transactions made by it on behalf of the Funds.

       (g)  COMPLIANCE  WITH  APPLICABLE  LAWS AND GOVERNING  DOCUMENTS.  In all
   matters relating to the performance of this Agreement, the Subadviser and its members,  officers,  partners,  employees and interested persons shall act in
   conformity   in  all  material   respects   with  each  Fund's   Articles  of
   Incorporation,  By-Laws, and currently effective  registration  statement and with  the  written  instructions  and  directions  of each  Fund's  Board  of
   Directors and the Adviser, after receipt of such documents, from the relevant
   Fund, and shall comply in all material  respects with the requirements of the
   Investment  Company Act, the Investment  Advisers Act, the Commodity Exchange
   Act (the "CEA"),  the rules thereunder,  and all other applicable federal and state laws and regulations.

            In carrying out its obligations under this Agreement, the Subadviser shall,  solely with regard to those  matters  within its control and based on information  available  to it (i)  invest  the  assets  of the Fund in such a manner that each Fund complies with Section  851(b)(2) and Section  851(b)(3)
   of Subchapter M of the Code (or any successor provision), and (ii) invest the assets of Series Z of SBL Fund in such a manner that  Series Z complies  with the  diversification  provisions  of  Section  817(h)  of the  Code  (or  any successor  provision) and the regulations  issued thereunder  relating to the
   diversification   requirements  for  variable  insurance  contracts  and  any prospective  amendments or other  modifications to Section 817 or regulations thereunder.  Subadviser  shall notify the Adviser  immediately  upon having a reasonable  basis  for  believing  that a Fund has  ceased  to  qualify  as a
   Regulated  Investment Company under Subchapter M of the Internal Revenue Code
   (or any successor or similar provision) or Series Z has ceased to comply with
   Section 817(h) and, with respect to Section 817(h), shall take all reasonable steps to adequately diversify Series Z so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

            The Adviser has furnished the Subadviser  with copies of each of the following  documents and will furnish the Subadviser at its principal  office all future  amendments and supplements to such documents,  if any, as soon as practicable  after such  documents  become  available:  (i) the  Articles  of
   Incorporation  of each Fund, (ii) the By-Laws of each Fund, (iii) each Fund's registration  statement  under the Investment  Company Act and the Securities
   Act, as filed with the Commission,  and (iv) any written  instructions of the respective  Fund's Board of Directors and the Adviser.  The Subadviser  shall not be held  responsible  for compliance  with any document  described  above unless and until such document has been received by the Subadviser.

       (h)  VOTING OF PROXIES. The  Subadviser  shall direct the Custodian as to how to vote such proxies as may be necessary or advisable in connection  with any matters  submitted to a vote of  shareholders  of  Investments  held by a
   Fund.

   3.  INDEPENDENT CONTRACTOR.  In the performance of its duties hereunder,  the
Subadviser  is and  shall be an  independent  contractor  and  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or  represent  the Funds or Adviser in any way or otherwise be deemed an agent of the Funds or Adviser.

   4.  COMPENSATION.  The Adviser  shall pay to the  Subadviser  an Advisory Fee computed  in  accordance  with  Schedule A attached  hereto,  which fee shall be payable as provided  therein.  The parties hereby disclaim any obligation on the part of the Funds or their  shareholders  to pay any portion of the Advisory Fee payable by the Adviser to the Subadviser.

   5.  EXPENSES.  The  Subadviser  shall  bear all  expenses  incurred  by it in connection with its services under this Agreement and shall,  from time to time, at its sole expense employ or associate  itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties hereunder.
However,  the  Subadviser  shall not assign or  delegate  any of its  investment management  duties  under this  Agreement  without the  written  approval of the
Adviser and the respective Fund's Board of Directors.

   6.  REPRESENTATIONS AND WARRANTIES OF SUBADVISER.  The Subadviser  represents and warrants to the Adviser as follows:

       (a)  The Subadviser  is  registered  as an  investment  adviser under the
   Investment Advisers Act;

       (b)  The Subadviser shall immediately notify the Adviser of the existence or occurrence of any event that would  disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act;

       (c)  The Subadviser is fully authorized under all applicable law to serve as Subadviser to the Funds and to perform the services  described  under this
   Agreement;

       (d)  The Subadviser  is a limited  liability  company duly  organized and validly  existing  under the laws of the State of Kentucky  with the power to own and  possess  its  assets  and carry on its  business  as it is now being conducted;

       (e)  The execution,  delivery and  performance  by the Subadviser of this
   Agreement are within the Subadviser's powers and have been duly authorized by all  necessary  action of the members,  and no action by or in respect of, or filing with,  any  governmental  body,  agency or official is required on the part of the  Subadviser for the  execution,  delivery and  performance by the
   Subadviser of this Agreement, and the execution,  delivery and performance by the  Subadviser of this  Agreement do not  contravene or constitute a default under (i) any  provision of  applicable  law,  rule or  regulation,  (ii) the
   Subadviser's  governing  instruments,  or  (iii)  any  agreement,   judgment,
   injunction, order, decree or other instrument binding upon the Subadviser;

       (f)  This Agreement is a valid and binding  agreement of the  Subadviser;
   and

       (g)  The Form ADV of the Subadviser previously provided to the Adviser is accurate and complete in all  material  respects,  and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

   7.  NON-EXCLUSIVITY. The services of the Subadviser with respect to the Funds are not deemed to be exclusive,  and the  Subadviser  and its officers  shall be free to render  investment  advisory  and  administrative  or other  services to others and to engage in other activities.  Nothing in this Agreement shall limit or restrict the Subadviser or any of its officers, managers, members, employees, affiliates or agents from buying,  selling or trading in any  securities for its or their own account or accounts, except as set forth in Subsection 2(c) herein.
The  Adviser  acknowledges  that  the  Subadviser  and its  officers,  managers, members,  employees,  affiliates or agents and its other clients may at any time have, acquire,  increase,  decrease or dispose of positions in investments which are at the same time being  acquired or  disposed of for the Funds.  The Adviser agrees that the  Subadviser  may give advice and take action with respect to any of its other  clients which may differ from advice given or the timing or nature of action  taken with  respect to the Funds,  so long as it is the  Subadviser's policy, to the extent  practical,  to allocate  investment  opportunities to the
Funds  over a period of time on a fair and  equitable  basis  relative  to other clients.

   8.  REPRESENTATIONS  AND  WARRANTIES OF ADVISER.  The Adviser  represents and warrants to the Subadviser as follows:

       (a)  The  Adviser  is  registered  as an  investment  adviser  under  the
   Investment Advisers Act;

       (b)  The Adviser  has filed a notice of  exemption  pursuant to Rule 4.14 under the CEA with the Commodity Futures Trading  Commission (the "CFTC") and
   the National Futures Association;

       (c) The Adviser is a limited liability company duly organized and validly existing  under  the laws of the  State of  Kansas  with the power to own and possess its assets and carry on its business as it is now being conducted;

       (d)  The execution,  delivery  and  performance  by the  Adviser  of this
   Agreement  are within the Adviser's  powers and have been duly  authorized by all  necessary  action  on the part of its  members,  and no  action by or in respect of, or filing  with,  any  governmental  body,  agency or official is required  on  the  part  of the  Adviser  for  the  execution,  delivery  and performance by the Adviser of this Agreement, and the execution, delivery and performance  by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii)
   the  Adviser's  governing  instruments,  or (iii)  any  agreement,  judgment, injunction, order, decree or other instrument binding upon the Adviser;

       (e)  This Agreement is a valid and binding agreement of the Adviser; and

       (f)  The Adviser acknowledges that it received a copy of the Subadviser's
   Form ADV at least 48 hours prior to the execution of this Agreement.

   9.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;  DUTY TO UPDATE  INFORMATION.
All  representations  and  warranties  made by the  Subadviser  and the  Adviser pursuant  to  Sections 6 and 8 hereof  shall  survive  for the  duration of this
Agreement  and the parties  hereto shall  promptly  notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

   10. DUTY OF CARE AND INDEMNIFICATION.

       (a)  LIABILITY. In the absence of willful misfeasance, bad faith or gross negligence on the part of the  Subadviser or a material  breach of its duties hereunder,  the  Subadviser  shall not be  subject  to any  liability  to the
   Adviser,  to either Fund, or any of either Fund's  shareholders,  and, in the absence of willful misfeasance,  bad faith or gross negligence on the part of the Adviser or a material breach of its duties  hereunder,  the Adviser shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or  connected  with,  rendering  services  hereunder  or for any losses that may be sustained in the purchase, holding or sale of Investments;
   PROVIDED,  HOWEVER,  that nothing  herein  shall  relieve the Adviser and the
   Subadviser from any of their  respective  obligations  under  applicable law, including,  without limitation, the federal and state securities laws and the
   CEA

       (b)  INDEMNIFICATION.  The Subadviser shall indemnify the Adviser and the
   Funds,  and their  respective  officers and directors,  for any liability and expenses,  including  attorneys' fees, which may be sustained by the Adviser, or the Funds, as a result of the Subadviser's willful misfeasance, bad faith, or gross  negligence,  material  breach of its duties  hereunder  or material violation of applicable law, including,  without limitation,  the federal and state  securities laws or the CEA. The Adviser shall indemnify the Subadviser and its officers and partners,  for any  liability  and  expenses,  including attorneys' fees, which may be sustained as a result of the Adviser's,  or the
   Funds' willful misfeasance,  bad faith, or gross negligence,  material breach of its duties hereunder or material  violation of applicable law,  including, without limitation, the federal and state securities laws or the CEA.

   12. DURATION AND TERMINATION.

       (a)  DURATION. This Agreement shall become  effective upon the date first above  written,  provided  that this  Agreement  shall not take  effect  with respect  to the  Funds,  unless it has  first  been  approved  by a vote of a majority  of those  directors  of SBL  Fund  and  Security  Equity  Fund,  as applicable,  who are not parties to this  Agreement or interested  persons of any such party,  cast in person at a meeting called for the purpose of voting on such approval. This Agreement shall continue in effect for a period of two years from the date hereof,  subject  thereafter to being  continued in force and  effect  from year to year  with  respect  to each  Fund if  specifically approved  each year by the Board of  Directors  of the  applicable  Fund.  In addition to the  foregoing,  each renewal of this  Agreement  with respect to each Fund must be approved by the vote of a majority of the applicable Fund's directors who are not parties to this Agreement or interested  persons of any such party,  cast in person at a meeting  called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Board of
   Directors of the applicable Fund may request and evaluate, and the Subadviser shall furnish,  such information as reasonably may be necessary to enable the
   Fund's Board of Directors to evaluate the terms of this Agreement.

       (b)  TERMINATION. Notwithstanding  whatever may be provided herein to the contrary,  this Agreement may be terminated at any time,  without  payment of any penalty:

              (i)  By vote  of a  majority  of the  Board  of  Directors  of the applicable  Fund,  or by vote of a  majority  of the  outstanding  voting securities of the applicable Fund, or by the Adviser,  in each case, upon sixty (60) days' written notice to the Subadviser;

             (ii)  By the Adviser upon material breach by the  Subadviser of any representation or warranty contained in Section 6 hereof, which shall not have been cured within  twenty (20) days of the  Subadviser's  receipt of written notice of such breach;

            (iii)  By  the  Adviser  immediately  upon  written  notice  to  the
       Subadviser if the  Subadviser  becomes unable to discharge its duties and obligations under this Agreement; or

             (iv)  By the Subadviser upon 120 days written notice to the Adviser and the applicable Fund.

            This Agreement shall not be assigned (as such term is defined in the
   Investment  Company  Act)  without the prior  written  consent of the parties hereto.  This Agreement  shall  terminate  automatically  in the event of its assignment  without  such  consent or upon the  termination  of the  Advisory
   Agreement.

   13. DUTIES OF THE ADVISER.  The Adviser shall continue to have responsibility for all services to be provided to the Funds pursuant to the Advisory  Agreement and shall oversee and review the  Subadviser's  performance  of its duties under this Agreement.

   14. AMENDMENT.  This Agreement may be amended in writing by mutual consent of the parties;  provided that the terms of each such  amendment  with respect to a
Fund shall be approved by the Board of Directors of the applicable  Fund or by a vote of a majority of the outstanding voting securities of the applicable Fund.

   15.  NOTICE.  Any notice  that is required to be given by the parties to each other  under the terms of this  Agreement  shall be in  writing,  delivered,  or
mailed   postpaid  to  the  other  party,   or  transmitted  by  facsimile  with
acknowledgment  of  receipt,  to the  parties  at  the  following  addresses  or facsimile  numbers,  which may from time to time be  changed  by the  parties by notice to the other party:

       (a)  If to the Subadviser:

            Mainstream Investment Advisers, LLC
            101 W. Spring Street
            Fourth Floor
            New Albany, IN 47150
            Attention: Diane J. Hulls, Director
            Facsimile: (812) 981-7069

       (b)  If to the Adviser:

            Security Management Company, LLC
            One Security Benefit Place
            Topeka, Kansas 66636-0001
            Attention: James R. Schmank, President
            Facsimile: (785) 438-3080

       (c)  If to SBL Fund:

            SBL Fund
            One Security Benefit Place
            Topeka, Kansas 66636-0001
            Attention:  Amy J. Lee, Secretary
            Facsimile:  (785) 438-3080

       (d)  If to Security Equity Fund:

            Security Equity Fund
            One Security Benefit Place
            Topeka, Kansas 66636-0001
            Attention:  Amy J. Lee, Secretary
            Facsimile:  (785) 438-3080

   16. GOVERNING LAW;  JURISDICTION.  This  Agreement  shall  be governed by and construed in accordance with the internal laws of the State of Kansas.

   17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

   18. CAPTIONS.  The captions herein are included  for convenience of reference only and shall be ignored in the construction or interpretation hereof.

   19. SEVERABILITY.  If any  provision of this Agreement  shall be held or made invalid by a court  decision or  applicable  law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

   20. DEFINITIONS.  As used herein, "business day" means any customary business day in the United  States on which the New York Stock  Exchange is open. As used
herein,   "investment   company,"   "affiliated  person,"  "interested  person,"
"assignment,"  "broker," and "dealer"  shall all have such meaning as such terms have in the  Investment  Company Act. The term  "investment  adviser" shall have such meaning as such term has in the Investment  Advisers Act and the Investment
Company  Act,  and in the  event  of a  conflict  between  such  Acts,  the most expansive  definition  shall  control.  In  addition,  where  the  effect  of  a requirement  of  the  Investment  Advisers  Act or the  Investment  Company  Act
reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the  Commission,  whether  of  special  or  general  application,  such provision shall be deemed to incorporate the effect of such rule,  regulation or order.

   IN WITNESS  WHEREOF,  the parties  hereto have executed this Agreement on the day and year first written above.

                                     MAINSTREAM INVESTMENT ADVISERS, LLC

                                     By:
                                             -----------------------------------
                                     Name:   ________________________,
                                     Title:

                                     Attest:
                                             -----------------------------------
                                     Name:
                                     Title:

                                     SECURITY MANAGEMENT COMPANY, LLC

                                     By:
                                             -----------------------------------
                                     Name:   James R. Schmank
                                     Title:  President

                                     Attest:
                                             -----------------------------------
                                     Name:   Amy J. Lee
                                     Title:  Secretary

                                   SCHEDULE A

                             INVESTMENT ADVISORY FEE

   1. BASE ADVISORY FEE. The Adviser shall pay the Subadviser at the end of each calendar  month, an advisory fee (the "Base Advisory Fee") equal to 1.00%, on an annual  basis,  of the average  daily net assets of that  portion of each Fund's assets  that  Adviser has  allocated  to  Subadviser  for  management.  The Base
Advisory  Fee shall be paid  regardless  of whether the Fund has had Net Capital
Appreciation  (as defined below) for the period.  If the Subadviser  shall serve for less than the whole of any calendar  month,  the Base  Advisory Fee shall be calculated  on a pro rata  basis for the  portion  of the month for which it has served as Subadviser.

   2.  VALUATION.  For  purposes  of  calculating  the  compensation  to be paid hereunder,  the value of the  Fund's net assets  shall be  computed  in the same manner  at the end of each  business  day as the  value  of such net  assets  is computed  in  connection  with the  determination  of the net asset value of the
Fund's shares ("Net Asset Value") as described in the then current  registration statement for the applicable Fund.

   3. INCENTIVE  FEE. For a period  beginning with the date hereof and ending on
December  31, 2003 and for each year ending  December 31  thereafter  (each such period being referred to herein as a "Valuation Period"), for which there is Net
Capital Appreciation (as defined below), the Adviser shall pay to the Subadviser an incentive fee (the "Incentive Fee") equal to ten percent (10%) of the excess, if any, of the Net Capital  Appreciation  of the Fund for such Valuation  Period over any Accumulated Net Capital  Depreciation (as defined below). The Incentive
Fee shall be  calculated  on the basis of  performance  of that  portion of each
Fund's assets that Adviser has allocated to Subadviser for management.

   "Net Capital  Appreciation"  means the excess, if any, of the Net Asset Value of the applicable portion of the Fund's assets at the end of a Valuation Period, after  reduction  for the Base  Advisory  Fee,  over the Net Asset Value of that portion of the Fund's assets at the beginning of such Valuation Period, adjusted for  intervening  transfers to and from the other  portion of the Fund's  assets during the Valuation Period.  However,  in the event that the applicable portion of the Fund's Net Asset  Value is less on the last day of the  Valuation  Period than  that  portion  of the Net Asset  Value as of the last day of the  previous
Valuation  Period in  respect of which an  Incentive  Fee was paid (or as of the commencement  of  trading  in the  Fund,  whichever  is  higher),  adjusted  for intervening  transfers to and from the other portion of the Fund's assets,  then no  Incentive  Fee shall be  payable in respect  of that  Valuation  Period.  An
Incentive  Fee  would  next  be  payable  only  if the Net  Asset  Value  of the applicable  portion of a Fund attains a new high, so that no Incentive Fee would be chargeable should current performance fall below previous highs. No Incentive
Fee would become payable until the Net Asset Value of the applicable  portion of the Fund as of the end of a Valuation Period exceeds the Net Asset Value of that portion of the Fund  immediately  after the previous  Incentive Fee was paid and such  Incentive  Fee  shall  be  equal  to ten  percent  (10%)  of that  excess.
"Accumulated  Net  Capital  Depreciation"  means  the  sum  of the  Net  Capital
Depreciation (as defined below) amounts for all Valuation  Periods for which Net
Capital  Depreciation  exists,  reduced,  but not below zero, at the end of each
subsequent   Valuation  Period  by  the  Net  Capital   Appreciation,   if  any,
attributable to such subsequent  Valuation  Period.  "Net Capital  Depreciation"
means the excess,  if any, of the Net Asset Value of the  applicable  portion of the Fund at the beginning of a Valuation Period over the Net Asset Value of that portion of the Fund at the end of such Valuation Period.

   For  purposes  of  calculating  Net  Capital  Appreciation  and  Net  Capital
Depreciation,  all realized and  unrealized  gains and losses during a Valuation
Period,  as well as income  received during a Valuation  Period,  shall be taken into account. In addition,  any funds added from time to time to that portion of the Fund managed by Subadviser  during a Valuation Period shall be deducted from the Net Asset Value of that portion of the Fund, and any funds  transferred from that  portion of the Fund during a Valuation  Period  shall be added back to the
Net Asset Value of that portion of the Fund, in computing Net Asset Value at the end of such  Valuation  Period.  If this Agreement is terminated by either party prior to the end of any Valuation Period, the Subadviser shall be entitled to an
Incentive  Fee for the  period  commencing  with the first day of the  Valuation
Period and ending on the effective date of such  termination.  In no event shall the  Subadviser  be required to refund any  portion of the  Incentive  Fee for a prior Valuation Period.

   4. PAYMENT OF FEES. All fees due Subadviser  shall be remitted by the Adviser within thirty (30) days after the applicable calendar month end and/or Valuation
Period.